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                                                                     EXHIBIT 5.1

               BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD






                                  June 7, 2002


AMB Property Corporation
AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California 94111


         Re: AMB Property Corporation, a Maryland corporation (the "Company"); AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") - Registration Statement on Form S-8 pertaining to the issuance of up to an aggregate of 10,000,000 shares (the "Plan Shares") of common stock, par value $0.01 per share (the "Common Stock") of the Company, to be issued pursuant to the 2002 Stock Option and Incentive Plan (the "2002 Plan") of the Company and the Operating Partnership

Ladies and Gentlemen:

                In connection with the registration of the Plan Shares under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 7, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement, and the 2002 Plan attached as an Exhibit thereof.

                We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. With respect to such matters, the Company acts in its individual capacity and in its capacity as general partner of the Operating Partnership. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, Articles Supplementary filed on July 23, 1998, November 12, 1998 and November 25, 1998, May 5, 1999, August 31, 1999, March 23, 2000, August 30, 2000, September 1, 2000, March 21, 2001,
September 24, 2001, December 6, 2001 and April 17, 2002 and a Certificate of Correction filed on March 18, 1999, correcting the Articles Supplementary


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AMB Property Corporation
June 7, 2002
Page 2


filed on July 23, 1998; the Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on November 24, 1997 and amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999 and the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001; certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on February 26, 2002; and resolutions adopted or actions taken by the stockholders of the Company (the "Stockholders"), on May 30, 2002. We have also examined the Registration Statement, the 2002 Plan, other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officer of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors and Stockholders which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

                In reaching the opinions set forth below, we have assumed the following: (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company or the Operating Partnership) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors and Stockholders, including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance of the Plan Shares in accordance with the 2002 Plan, have occurred or will occur upon the requisite vote of the members of the Board of Directors and Stockholders of the Company, as the case may be, at duly called meetings at which a quorum of the incumbent directors, or Stockholders, as the case may be, of the Company were or are present and acting throughout, or in the case of director action, by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; (e) none of the terms of any of the Plan Shares, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Plan Shares or agreements will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; (f) the form of certificate or other instrument or document representing the Plan Shares will conform in all respects to the requirements applicable under Maryland law; (g) none of the Plan Shares will be issued and sold in violation of the provisions

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AMB Property Corporation
June 7, 2002
Page 3


of Article IV, Section E of the Charter of the Company entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits"; and (h) upon the issuance of the Plan Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Charter.

                Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

                The Plan Shares have been reserved for issuance by the Company upon the exercise of options granted under the 2002 Plan, as awards of Restricted Stock, Performance Awards, or Deferred Stock, or upon the exercise of, or as, a Stock Payment, or in respect of Dividend Equivalents or Stock Appreciation Rights; and when such Plan Shares are duly authorized for issuance by the Board of Directors of the Company and are issued and delivered, upon the exercise of options granted under the 2002 Plan, as awards of Restricted Stock, Performance Awards, or Deferred Stock, or upon the exercise of, or as, a Stock Payment, or in respect of Dividend Equivalents or Stock Appreciation Rights, and the consideration for the issuance and delivery of such Plan Shares, as determined by the Board of Directors or a duly authorized committee thereof, has been received in full by the Company, all in accordance with the 2002 Plan and the terms applicable to any grant or award made thereunder, such Plan Shares will be validly issued, fully paid and non-assessable.

                This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws.

                The opinion set forth in this letter is rendered as of the date hereof and is necessarily limited to the laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinion expressed herein after the date hereof.

                We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Plan Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters." In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


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AMB Property Corporation
June 7, 2002
Page 4


                The opinion expressed in this letter is for your use and the use of your securities counsel, Latham & Watkins, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.

                                      Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP